UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2015

Emerge Energy Services LP
(Exact name of registrant as specified in its charter)

Delaware	001-35912	90-0832937
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

180 State Street, Suite 225
Southlake, Texas 76092
(Address of principal executive office) (Zip Code)

(817) 865-5830
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On March 2, 2015, Emerge Energy Partners LP, a Delaware limited partnership (the “Partnership”) announced its financial and operating results for the quarter and year ended December 31, 2014. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, none of such information shall be incorporated by reference in any filing made by the Partnership under the Exchange Act or the Securities Act of 1933, as amended, except to the extent specifically referenced in any such filings.

Item 8.01. Other Events.

Investors and others should note that the Partnership will continue to announce material financial information to investors using the Partnership’s investor relations websites, press releases, SEC filings and public conference calls and webcasts. The Partnership intends to also use a Twitter Account (https://twitter.com/emergelp) as a means of disclosing information about the Partnership, its services and other matters and for complying with its disclosure obligations under Regulation FD.

The information disclosed under this Item 8.01 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

The information we post through these social media channels may be deemed material. Accordingly, investors should monitor this account in addition to following the Company's press releases, SEC filings and public conference calls and webcasts.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1                           Press Release of Emerge Energy Services LP, dated March 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emerge Energy Services LP

	By:	Emerge Energy Services GP LLC,
its general partner

Dated: March 2, 2015	By:	/s/ Rick Shearer
		Name:	Rick Shearer
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Emerge Energy Services, LP dated March 2, 2015

4